Exhibit 16

April 30, 2012

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:          Exact Sciences Corporation

File No. 000-32179

Dear Sir or Madam:

We have read Item 4.01 of Form 8-k of Exact Sciences Corporation dated April 30, 2012, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP